UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 13, 2026

Andersen Group Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-43014 (Commission File Number)	33-4630773 (IRS Employer Identification No.)

333 Bush Street Suite 1700 San Francisco, California (Address of principal executive offices)	94104 (Zip Code)
(415)764-2700 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	ANDG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andersen Group Inc., a Delaware corporation (the “Company”), is filing this Current Report on Form 8-K to announce the appointment of Daniel DePaoli and Peter Coscia, two longtime senior executives, to its Board of Directors (the "Board"), strengthening the Board's operational expertise as the Company continues to execute its global growth strategy.

The appointments bring decades of hands-on leadership and deep institutional knowledge to a Board whose outside directors contribute capital markets, corporate governance and business experience. Their addition further aligns Board oversight with Andersen's strategic priorities, including organic growth, acquisitions and the expansion of its global professional services platform. The appointments, effective, October 13, 2026, increase the overall size of the Board to 10 directors from 8 directors.

"Dan and Peter have been instrumental in building Andersen into the organization it is today," said Mark L. Vorsatz, Chairman and CEO of Andersen Group Inc. "Their deep operational experience and understanding of our business complement the considerable financial, governance and strategic expertise of our outside directors. As we accelerate our global expansion, their perspectives will be invaluable in helping the Board better understand our growth strategy and long-term value creation."

DePaoli oversees a significant portion of the firm's operations. He has held senior leadership positions at Andersen since 2002 and previously served as a tax partner at Arthur Andersen. DePaoli has more than 30 years of professional services experience and holds degrees from Hamilton College and the University of Hartford.

Coscia oversees operations across the eastern United States and Caribbean. He has held numerous leadership positions at Andersen since 2002, including Managing Director of its Metro New York office. With more than 35 years of experience, Coscia previously held positions at Arthur Andersen and Deloitte. He holds degrees from Pace University and
Brooklyn Law School.

The appointments underscore Andersen's commitment to a Board that combines independent oversight with direct operational knowledge as the Company scales its business and pursues long-term growth opportunities.

Andersen is a leading provider of independent tax, valuation and financial advisory services to individuals, family offices, businesses and alternative investment funds in the United States. Andersen’s differentiated approach to client service is rooted in core values that emphasize stewardship, transparency and the seamless delivery of independent, high quality service. Worldwide, Andersen’s presence spans more than 180 countries through its global platform of member and collaborating firms delivering tax, legal, valuation and consulting services across more than 1,000 locations with over 3,000 partners and 50,000 professionals.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDERSEN GROUP INC.

Date: October 14, 2026	By:	/s/ Mark L. Vorsatz
	Name:	Mark L. Vorsatz
	Title:	Chief Executive Officer and Chairman
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